Exhibit 10.67

AMENDMENT To

EQUITY PURCHASE AGREEMENT

THIS AMENDMENT TO EQUITY PURCHASE AGREEMENT (this “Amendment”) is made effective as of April 30, 2019, by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (“Company”) and Billy (Trey) Peck Jr. (“Peck”). Capitalized terms used herein and not otherwise defined have the meanings given to such terms in in the Original Agreement (as defined below).

RECITALS

A.  The Equity Holder and the Company entered into that certain Equity Purchase Agreement dated June 1, 2018 (the “Original Agreement”).

B.  The Parties have amended the Original Agreement multiple times with the most recent amendment being effective February 28, 2019 (the “Previous Amendment”) together with the Original Agreement (the “Agreements”).

C.  The Parties desire to amend the Original Agreement as set forth herein.

AGREEMENTS

In consideration of the promises herein, the recitals set forth above, which are incorporated into this Amendment by this reference, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree as follows:

1.  Amendment of Section 1.2. Subsection (a) of Section 1.2 of the Agreements is hereby deleted in its entirety and replaced with the following:

(a)  The aggregate consideration (the “Purchase Price”) to be paid or issued by Buyer to or for the benefit of the Equity Holder for the Equity Interests is Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000):

(i)  Equity Holder and Company hereby recognize and agree that Four Hundred Fifty Thousand Dollars ($450,000) was paid to Bank of Missouri on April 1, 2019 on behalf of Equity Holder leaving a balance of Two Million Five Hundred Thousand Dollars ($2,500,000) to be paid to Equity Holder “Remaining Purchase Price”

(A)  The Remaining Purchase Price is payable as follows:

a. Equal monthly installments of approximately Fourteen Thousand Dollars ($14,152.38) each commencing on the Closing Date, provided that the remaining balance of the Cash Purchase Price plus interest in accordance with the seller note will be paid, the earlier of, within Ten (10) Business Days following completion of the Public Offering or Private Offerings, or June 30, 2019. The above agreement to be evidenced by a promissory note in the form of Exhibit B attached hereto and incorporated herein by reference (the “Seller Note”).

If Buyer fails to pay balance of the Cash Purchase Price, as set forth above, on or before June 30, 2019 then at the option of Equity Holder by written notice to Buyer, Buyer shall immediately surrender all right, title and interest in all of the outstanding shares of stock in the Company to Equity Holder and all shares shall be re-issued to Equity Holder.

Seller Note shall be secured by a Security Agreement by Buyer to Equity Holder secured by the Equity Interests (and all associated UCC financing statements and filings) and a Pledge Agreement by Buyer to Equity Holder as to all Company stock. Such Security Agreement and Pledge Agreement shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference;

(ii)  Five Hundred Thousand (500,000) shares of common stock, par value $0.0001 per share (the “Common Stock”) of Buyer issued to Equity Holder pursuant to this Agreement and the Subscription Agreement, attached hereto as Exhibit D and incorporated herein by reference, (the “Buyer Shares”);

(iii)  Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Three and 00/100 Dollars ($3.00) per share, to be issued upon the one-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E and incorporated herein by reference;

(iv)  Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Five and 00/100 Dollars ($5.00) per share, to be issued upon the two-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E;

(v)  Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333) warrants to purchase Common Stock at a Strike Price of Seven and 00/100 Dollars ($7.00) per share, to be issued upon the three-year anniversary of the Closing Date pursuant to a Warrant Agreement in the form attached as Exhibit E; and

(vi)  Continued employment of Equity Holder by the Buyer at the Company according to a term Employment Agreement between Equity Holder and Company attached hereto as Exhibit F and incorporated herein by reference (the “Employment Agreement”).

2.  No Other Amendments. Except as amended hereby, the Original Agreement shall in all other respects remain in full force and effect.

3.  Third Party Benefit. Nothing in this Amendment, expressed or implied, is intended to confer on any person other than the parties to this Amendment or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.

4.  Governing Law and Forum. This Amendment and the legal relations among the Parties hereto will be governed by and construed in accordance with the internal substantive Laws of the State of Missouri (without regard to the Laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Missouri, County of Greene and of the United States located in Missouri, for the purposes of any such action or other proceeding arising out of this Amendment or any transaction contemplated hereby.

5.  Counterparts. This Amendment may be executed simultaneously with original, facsimile, or.pdf signatures in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

***Signature Page Follows***

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to Equity Purchase Agreement to be duly executed as of the day and year first above written.

PECK:	COMPANY:

/s/ Billy Peck Jr.	EVO TRANSPORTATION & ENERGY SERVICES, INC.
Billy (Trey) Peck Jr.
	By:	/s/ Damon Cuzick
	Name:	Damon Cuzick
	Its:	President

Signature Page to Amendment to Equity Purchase Agreement

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